Bandwidth Announces Second Quarter 2024 Financial Results
Revenue of $174 million, up 19% year-over-year
Accelerating profitability, exceeding guidance
Expanding cash flow generation

August 1, 2024

Conference Call
Bandwidth will host a conference call to discuss financial results for the second quarter ended June 30, 2024 on August 1, 2024. Details can be found below and on the investor section of its website at https://investors.bandwidth.com where a replay will also be available shortly following the call.

Raleigh, NC - Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced financial results for the second quarter ended June 30, 2024.
“We’re pleased to report a very strong first half, making significant progress toward our plan for 2024. In the second quarter, we delivered solid revenue growth while accelerating profitability and cash flow,” said David Morken, CEO of Bandwidth. “Our team’s disciplined approach, coupled with innovative solutions like Maestro and AI Bridge, is driving strong performance in a dynamic market. I am incredibly proud of our Bandmates’ execution and grateful for the trust our customers place in us. As we move forward, we remain focused on delivering exceptional value and transforming the communications landscape.”

Second Quarter 2024 Financial Highlights
The following table summarizes the condensed consolidated financial highlights for the three months ended June 30, 2024 and 2023 ($ in millions).

Conference Call Details
August 1, 2024
8:00 am ET
Domestic dial-in:
844-481-2707
International dial-in:
412-317-0663

Replay information
An audio replay of this conference call will be available through August 8, 2024, by dialing 877-344-7529 or 412-317-0088 for international callers, and entering passcode 9676778.

Investor Contact
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com
	Three months ended June 30,
	2024	2023
Revenue	$174	$146
Gross Margin	37%	40%
Non-GAAP Gross Margin (1)	56%	55%
Adjusted EBITDA(1)	$19	$11
Free Cash Flow (1)	$18	$(1)

(1) Additional information regarding the Non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to Non-GAAP financial measures has also been provided in the financial tables included below.

“Bandwidth’s second quarter results underscore our commitment to sustainable, profitable growth. With total revenue reaching $174 million and Adjusted EBITDA up 77% from the prior year, we are performing well across all categories,” said Daryl Raiford, CFO of Bandwidth. “Our strategic investments and disciplined financial management have driven impressive free cash flow and operational efficiency. We are well-positioned to continue this momentum into the second half of the year, further enhancing our financial strength and growth trajectory.”

Second Quarter Customer and Operational Highlights
•A nationwide provider of medical claims management selected Bandwidth as their exclusive provider for voice calling, valuing our exceptional customer support and the flexibility of our Maestro product to orchestrate and enhance functionality across their platform.
•A prominent provider of healthcare integrated supportive care solutions chose Bandwidth to power its cloud contact center. Our communications cloud reliability and the comprehensive protection offered by our Call Assure product resonated with the customer, ensuring redundancy and safeguarding mission critical communications.
•A trusted provider of business insurance switched to Bandwidth as their sole provider for voice calling. They valued our Advanced Call Routing solution, which offers robust resiliency and redundancy for their contact center traffic, along with our superior back-end reporting tools.
•A well-established customer and provider of communications management software significantly increased their messaging business with us. Our deep industry knowledge and outstanding customer service played pivotal roles in securing this additional business.

Financial Outlook
Bandwidth’s outlook is based on current indications for its business, which are subject to change. Bandwidth is providing guidance for its third quarter and full year 2024 as follows (in millions):

	3Q 2024 Guidance	Full Year 2024 Guidance
Revenue	$180 - $184	$710 - $720
Adjusted EBITDA	$18 - $20	$72 - $76
Bandwidth has not reconciled its third quarter and full year 2024 guidance related to Adjusted EBITDA to GAAP net income or loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Upcoming Investor Conference Schedule
•Canaccord Genuity Growth Conference in Boston, MA. Presentation by Daryl Raiford, CFO on Wednesday, August 14th at 10:00AM Eastern Time.
•Piper Sandler Growth Frontiers Conference in Nashville, TN. Fireside chat with David Morken, CEO and Daryl Raiford, CFO on Tuesday, September 10th at 10:00AM Central Time.

About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a global cloud communications software company that helps enterprises deliver exceptional experiences through voice calling, text messaging and emergency services. Our solutions and our Communications Cloud, covering 65+ countries and over 90 percent of global GDP, are trusted by all the leaders in unified communications and cloud contact centers–including Amazon Web Services (AWS), Cisco, Google, Microsoft, RingCentral, Zoom, Genesys and Five9–as well as Global 2000 enterprises and SaaS builders like Docusign, Uber and Yosi Health. As a founder of the cloud communications revolution, we are the first and only global Communications Platform-as-a-Service (CPaaS) to offer a unique combination of composable APIs, AI capabilities, owner-operated network and broad regulatory experience. Our award-winning support teams help businesses around the world solve complex communications challenges to reach anyone, anywhere. For more information, visit www.bandwidth.com.
Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance for the quarter ending September 30, 2024 and year ending December 31, 2024, the success of our product offerings and our platform, and the value proposition of our products, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, macroeconomic conditions both in the U.S. and globally, legal, reputational and financial risks which may result from ever-evolving cybersecurity threats, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and any subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain Non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation. We add back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing Non-GAAP gross profit by cloud communications revenue, which is revenue less pass-through messaging surcharges.
We define Non-GAAP net income (loss) as net income or loss adjusted for certain items affecting period to period comparability. Non-GAAP net income (loss) excludes stock-based compensation, amortization of acquired intangible assets related to acquisitions, amortization of debt discount and issuance costs for convertible debt, acquisition related expenses, impairment charges of intangibles assets, net cost associated with early lease terminations and leases without economic benefit, (gain) loss on sale of business, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, non-recurring items not indicative of ongoing operations and other, and estimated tax impact of above adjustments, net of valuation allowances.
We define Adjusted EBITDA as net income or losses from continuing operations, adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition related expenses, stock-based compensation expense, impairment of intangible assets, (gain) loss on sale of business, net cost associated with early lease terminations and leases without economic benefit, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, and non-recurring items not indicative of ongoing operations and other. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property, plant and equipment and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our condensed consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making. While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenue	$173,602	$145,874	$344,635	$283,718
Cost of revenue	108,773	86,919	214,322	169,110
Gross profit	64,829	58,955	130,313	114,608
Operating expenses
Research and development	28,132	24,852	57,044	50,513
Sales and marketing	26,066	25,754	55,205	50,783
General and administrative	16,705	15,868	34,554	32,587
Total operating expenses	70,903	66,474	146,803	133,883
Operating loss	(6,074)	(7,519)	(16,490)	(19,275)
Other income, net	9,798	3,782	10,781	16,021
Income (loss) before income taxes	3,724	(3,737)	(5,709)	(3,254)
Income tax benefit (provision)	331	(153)	531	2,975
Net income (loss)	$4,055	$(3,890)	$(5,178)	$(279)

Net income (loss) per share:
Basic	$0.15	$(0.15)	$(0.19)	$(0.01)
Diluted	$(0.17)	$(0.15)	$(0.19)	$(0.01)

Numerator used to compute net income (loss) per share:
Basic	$4,055	$(3,890)	$(5,178)	$(279)
Diluted	$(5,043)	$(3,890)	$(5,178)	$(279)

Weighted average number of common shares outstanding:
Basic	27,079,333	25,555,219	26,786,568	25,502,131
Diluted	29,500,598	25,555,219	26,786,568	25,502,131

The Company recognized total stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Cost of revenue	$375	$204	$771	$396
Research and development	4,684	3,315	10,000	6,456
Sales and marketing	2,105	1,428	4,270	2,665
General and administrative	4,196	3,058	8,658	5,866
Total	$11,360	$8,005	$23,699	$15,383

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of June 30,	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$62,044	$131,987
Marketable securities	14,399	21,488
Accounts receivable, net of allowance for doubtful accounts	85,576	78,155
Deferred costs	3,871	4,155
Prepaid expenses and other current assets	15,492	16,990
Total current assets	181,382	252,775
Property, plant and equipment, net	173,400	177,864
Operating right-of-use asset, net	155,484	157,507
Intangible assets, net	155,966	166,914
Deferred costs, non-current	4,800	4,586
Other long-term assets	4,851	5,530
Goodwill	326,220	335,872
Total assets	$1,002,103	$1,101,048
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$31,933	$34,208
Accrued expenses and other current liabilities	69,256	69,014
Current portion of deferred revenue	7,685	8,059
Advanced billings	4,111	6,027
Operating lease liability, current	3,478	5,463
Line of credit, current portion	40,000	—
Total current liabilities	156,463	122,771
Other liabilities	354	386
Operating lease liability, net of current portion	220,497	220,548
Deferred revenue, net of current portion	8,142	8,406
Deferred tax liability	28,540	33,021
Convertible senior notes	280,660	418,526
Total liabilities	694,656	803,658
Stockholders’ equity:
Class A and Class B common stock	27	26
Additional paid-in capital	418,503	391,048
Accumulated deficit	(70,068)	(64,890)
Accumulated other comprehensive loss	(41,015)	(28,794)
Total stockholders’ equity	307,447	297,390
Total liabilities and stockholders’ equity	$1,002,103	$1,101,048

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(5,178)	$(279)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	24,714	18,692
Non-cash reduction to the right-of-use asset	2,007	3,242
Amortization of debt discount and issuance costs	962	1,485
Stock-based compensation	23,699	15,383
Deferred taxes and other	(4,116)	(5,225)
Net gain on extinguishment of debt	(10,267)	(12,767)
Gain on business interruption insurance recoveries	—	(4,000)
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(7,642)	3,712
Prepaid expenses and other assets	1,886	(957)
Accounts payable	(1,112)	(6,171)
Accrued expenses and other liabilities	3,968	(12,464)
Operating right-of-use liability	(2,020)	(3,919)
Net cash provided by (used in) operating activities	26,901	(3,268)
Cash flows from investing activities
Purchase of property, plant and equipment	(7,145)	(3,859)
Capitalized software development costs	(5,843)	(5,001)
Purchase of marketable securities	(31,096)	(40,625)
Proceeds from sales and maturities of marketable securities	38,312	81,233
Proceeds from sale of business	469	835
Net cash (used in) provided by investing activities	(5,303)	32,583
Cash flows from financing activities
Borrowings on line of credit	65,000	—
Repayments on line of credit	(25,000)	—
Payments on finance leases	(44)	(90)
Net cash paid for debt extinguishment	(128,451)	(51,259)
Payment of debt issuance costs	(354)	—
Proceeds from exercises of stock options	119	413
Value of equity awards withheld for tax liabilities	(2,290)	(1,000)
Net cash used in financing activities	(91,020)	(51,936)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(608)	27
Net decrease in cash, cash equivalents, and restricted cash	(70,030)	(22,594)
Cash, cash equivalents, and restricted cash, beginning of period	132,307	114,622
Cash, cash equivalents, and restricted cash, end of period	$62,277	$92,028

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Gross Profit	$64,829	$58,955	$130,313	$114,608
Gross Profit Margin %	37%	40%	38%	40%
Depreciation	4,678	4,205	9,456	7,734
Amortization of acquired intangible assets	1,941	1,959	3,900	3,904
Stock-based compensation	375	204	771	396
Non-GAAP Gross Profit	$71,823	$65,323	$144,440	$126,642
Non-GAAP Gross Margin % (1)	56%	55%	56%	54%
________________________
(1) Calculated by dividing Non-GAAP gross profit by cloud communications revenue of $128 million and $257 million in the three and six months ended June 30, 2024, respectively, and $118 million and $233 million for the three and six months ended June 30, 2023, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)

Non-GAAP Net Income

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net income (loss)	$4,055	$(3,890)	$(5,178)	$(279)
Stock-based compensation	11,360	8,005	23,699	15,383
Amortization of acquired intangibles	4,336	4,338	8,697	8,612
Amortization of debt discount and issuance costs for convertible debt	384	474	869	1,036
Net cost associated with early lease terminations and leases without economic benefit	877	—	2,033	—
Net gain on extinguishment of debt	(10,267)	—	(10,267)	(12,767)
Gain on business interruption insurance recoveries	—	(4,000)	—	(4,000)
Non-recurring items not indicative of ongoing operations and other (1)	49	180	129	739
Estimated tax effects of adjustments (2)	(2,075)	(708)	(3,443)	(3,135)
Non-GAAP net income	$8,719	$4,399	$16,539	$5,589
Interest expense on Convertible Notes (3)	300	317	617	655
Numerator used to compute Non-GAAP diluted net income per share	$9,019	$4,716	$17,156	$6,244

Net income (loss) per share
Basic	$0.15	$(0.15)	$(0.19)	$(0.01)
Diluted	$(0.17)	$(0.15)	$(0.19)	$(0.01)

Non-GAAP net income per Non-GAAP share
Basic	$0.32	$0.17	$0.62	$0.22
Diluted	$0.29	$0.16	$0.55	$0.21

Weighted average number of shares outstanding
Basic	27,079,333	25,555,219	26,786,568	25,502,131
Diluted	29,500,598	25,555,219	26,786,568	25,502,131

Non-GAAP basic shares	27,079,333	25,555,219	26,786,568	25,502,131
Convertible debt conversion	2,421,265	3,317,023	2,869,144	3,569,511
Stock options issued and outstanding	28,513	27,413	30,108	60,583
Nonvested RSUs outstanding	1,284,862	—	1,260,376	—
Non-GAAP diluted shares	30,813,973	28,899,655	30,946,196	29,132,225
________________________
(1) Non-recurring items not indicative of ongoing operations and other include (i) less than $0.1 million and $0.2 million of losses on disposals of property, plant and equipment during the three months ended June 30, 2024 and 2023, respectively, (ii) $0.1 million of losses on disposals of property, plant and equipment during the six months ended June 30, 2024, and (iii) $0.4 million of expense resulting from the early termination of our undrawn SVB credit facility and $0.3 million of losses on disposals of property, plant and equipment during the six months ended June 30, 2023.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
(2) The estimated tax-effect of adjustments is determined by recalculating the tax provision on a Non-GAAP basis. The Non-GAAP effective income tax rate was 15.0% and 2.8% for the six months ended June 30, 2024 and 2023, respectively. For the six months ended June 30, 2024, the Non-GAAP effective income tax rate differed from the federal statutory tax rate of 21% in the U.S. primarily due to the research and development tax credits generated in 2024. We analyze the Non-GAAP valuation allowance position on a quarterly basis. In the fourth quarter of 2022, we removed the valuation allowance against all U.S. deferred tax assets for Non-GAAP purposes as a result of cumulative Non-GAAP U.S. income over the past three years and a significant depletion of net operating loss and tax credit carryforwards on a Non-GAAP basis. As of June 30, 2024, we have no valuation allowance against our remaining deferred tax assets for Non-GAAP purposes.
(3) Non-GAAP net income is increased for interest expense as part of the calculation for diluted Non-GAAP earnings per share.

Adjusted EBITDA

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net income (loss)	$4,055	$(3,890)	$(5,178)	$(279)
Income tax (benefit) provision	(331)	153	(531)	(2,975)
Interest expense, net	698	322	65	1,236
Depreciation	7,964	5,460	16,017	10,080
Amortization	4,336	4,338	8,697	8,612
Stock-based compensation	11,360	8,005	23,699	15,383
Net cost associated with early lease terminations and leases without economic benefit	877	—	2,033	—
Net gain on extinguishment of debt	(10,267)	—	(10,267)	(12,767)
Gain on business interruption insurance recoveries	—	(4,000)	—	(4,000)
Non-recurring items not indicative of ongoing operations and other (1)	49	180	129	337
Adjusted EBITDA	$18,741	$10,568	$34,664	$15,627
________________________
(1) Non-recurring items not indicative of ongoing operations and other include less than $0.1 million and $0.2 million of losses on disposals of property, plant and equipment during the three months ended June 30, 2024 and 2023, respectively, and $0.1 million and $0.3 million for the six months ended June 30, 2024 and 2023, respectively.

Free Cash Flow

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$24,436	$3,086	$26,901	$(3,268)
Net cash used in investing in capital assets (1)	(6,116)	(4,314)	(12,988)	(8,860)
Free cash flow	$18,320	$(1,228)	$13,913	$(12,128)
________________________
(1) Represents the acquisition cost of property, plant and equipment and capitalized development costs for software for internal use.